EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-144870, 333-176733, 333-183882 and 333-205836) and Form S-3 (File No. 333-200422) of Lakeland Industries, Inc. of our report dated April 18, 2016, relating to our audit of the financial statements of Lakeland (Beijing) Safety Products Co., Ltd., which appears in Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Lakeland Industries, Inc. for the fiscal year ended January 31, 2016.

/s/ Shanghai Mazars Certified Public Accountants

Shanghai Mazars Certified Public Accountants

Shanghai, China

February 17, 2017